EXHIBIT 15

December 1, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Alcoa Corporation

Commissioners:

We are aware that our report dated December 1, 2016 on our review of interim financial information of Alcoa Corporation for the three- and nine-month periods ended September 30, 2016 and 2015 and included in Alcoa Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-214420 and 333-214423).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania